Exhibit 77Q1(e)(1) - Investment Advisory Agreement between Registrant
And Phoenix Investment Counsel, Inc. on behalf of Phoenix Value Equity Fund dated October 1, 2005, filed via EDGAR with Post-Effective Amendment No. 20 (File No. 333-34537) on December 28, 2005 and incorporated herein By reference.

Exhibit 77Q1(e)(2) - Subadvisory Agreement between Phoenix Investment Counsel, Inc. and Acadian Asset Management, Inc. dated October 3, 2005 on behalf of Phoenix Value Equity Fund, filed via EDGAR with Post-Effective Amendment No. 20 (File No. 333-34537) on December 28, 2005 and
Incorporated herein by reference.